EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2004 relating to the financial statements and financial statement schedule of S1 Corporation, which appears in S1 Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP
Atlanta, GA
May 13, 2004

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